POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Monica Underwood and Steven J. Wagenheim, or either of them, the undersigned's true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the
 undersigned, in the undersigned's capacity as an officer and/or director and/or 10% beneficial owner of Granite City Food &
 Brewery Ltd. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2)	do and perform any and all acts for and on
 behalf of the undersigned which may be
 necessary or desirable to complete and
 execute any such Form 3, 4, or 5 and timely file such form with the United States
 Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever
 in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

      The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 11th day of December, 2003.

/s/   James Hughes
     James Hughes